Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-80619) pertaining to the 1992 Stock Plan, the 1992 Consultant Stock Plan, the 1995 Director Option Plan and the 1995 Employee Stock Purchase Plan of VidaMed, Inc. and in the Registration Statement (Form S-3) filed February 9, 1998 pertaining to the registration of 8,000,000 of its common stock and 2,629,413 warrants to purchase shares of common stock, of our report dated January 16, 1998, with respect to the consolidated financial statements incorporated by reference and schedule of VidaMed, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

Our audits also included the financial statement schedule of VidaMed, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                               ERNST & YOUNG LLP



Palo Alto, California
March 25, 1998